For more information,
Investor contact - Molly Salky 314/259-7018
Media contact - Matt Hall 314/259-7223

FOR IMMEDIATE RELEASE

                     EARTHGRAINS COMPANY EXPECTS TO REPORT
              1st-QUARTER EARNINGS HIGHER THAN CONSENSUS ESTIMATES


             COMPANY ALSO EXPECTS TO ADOPT NEW FASB RULE RELATING TO ACCOUNTING FOR GOODWILL BEGINNING WITH THE 1ST QUARTER

     ST. LOUIS, July 2, 2001 - The Earthgrains Company (NYSE: EGR) today announced that it expects to report diluted earnings per share for the first quarter of fiscal year 2002 that are above the consensus of analyst expectations as a result of stronger than expected operating results, including strong refrigerated dough and superpremium bread sales.

     Earthgrains expects first-quarter earnings per diluted share to be approximately $0.34, compared with the analyst consensus of $0.28 per share. A year ago, Earthgrains reported first-quarter earnings of $0.27 per diluted share.

     Earthgrains, the second-largest packaged fresh bread baker in the United States and maker of Earth Grains and IronKids breads, is scheduled to release results Tuesday, July 10, 2001, before the New York Stock Exchange opens for trading. The 12-week quarter ended June 19, 2001.

     In May, Earthgrains gave public guidance on first-quarter earnings, estimating that earnings would be in the range of $0.26 to $0.30 per diluted share. The better than expected performance was driven by:

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     -  Strong results for Worldwide Refrigerated Dough Products.  Double-digit sales growth and strong margin improvement was fueled by increased volume, enhanced price and mix of products sold, and successful new products. In the United States, where Earthgrains is the only store-brand supplier of canned refrigerated dough, Earthgrains increased its dollar share of the category. Earthgrains outperformed the category in every product segment, including double-digit growth in the higher-margin product areas of specialty biscuits, sweet goods, dinner breads and cookie dough.

     - On-target profitability for Worldwide Bakery Products, Earthgrains' larger business segment, despite higher energy costs. In the United States, enhanced price and mix of products sold, including double-digit sales growth for superpremium bread and bakery products, helped drive results. In Europe, improved bread volume and new products contributed to results.

Planned Adoption of Goodwill Accounting Statement
-------------------------------------------------

     Earthgrains plans to adopt a new statement expected to be issued by the Financial Accounting Standards Board (FASB) regarding changes in accounting for goodwill, which will result in higher reported earnings per diluted share. The company plans to adopt the new goodwill accounting practice beginning with the first quarter's results, provided that the final statement has provisions similar to the draft and provided that the FASB issues the statement, as expected, prior to Earthgrains' Aug. 3, 2001, deadline to file the company's 10Q quarterly report with the Securities and Exchange Commission. If the statement is issued after the quarterly deadline, Earthgrains will be precluded from adopting the accounting practice until fiscal year 2003.

     The new FASB standard, "Business Combinations and Intangible Assets - Accounting for Goodwill," would eliminate the amortization of goodwill and instead require an annual review of goodwill for impairment or a review when a change or event occurs that indicates goodwill may be impaired. Under the new FASB standard, goodwill amortization would be eliminated, resulting in an increase in reported earnings per diluted share approximately equal to the goodwill amortization, net of tax, per share.

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     In fiscal 2001, Earthgrains reported goodwill amortization, net of tax, totaling $23.6 million, which reduced earnings per diluted share by $0.57. In fiscal 2002, the company expects annual goodwill amortization, net of tax, of approximately $24.0 million. Under the proposed new standard, Earthgrains' fiscal 2001 fully diluted earnings per share would have been $1.67 versus the reported earnings of $1.10 (excluding all unusual items and the estimated impact of a domestic labor strike).

     The estimated impact of the new FASB standard on first quarter fiscal 2002 earnings is $5.6 million net of tax, or $0.13 per diluted share. Adoption of the new standard would result in expected first-quarter earnings of approximately $0.47 per diluted share, compared with $0.40 a year ago.

Fiscal 2002 Outlook
-------------------

     In light of expected first-quarter earnings, Earthgrains has revised its expectations of earnings for fiscal year 2002 to $1.55 to $1.65 per diluted share, excluding the impact of the FASB rule change for goodwill accounting. Including the FASB rule change, earnings are expected to be $2.12 to $2.22 per diluted share. In May, Earthgrains' guidance for fiscal 2002 earnings was $1.50 to $1.65 per diluted share (or $2.07 to $2.22 when including the FASB rule-change impact).

     While narrowing the range of expected earnings for the year, Earthgrains notes that actual results will depend on performance in its seasonally strong second and third quarters as well as risk from foreign-exchange rates and energy-related costs.

First Quarter Earnings Release and Analyst Conference Call
----------------------------------------------------------

     Earthgrains will announce results for the first quarter on July 10, 2001, before the New York Stock Exchange opens. An analyst conference call will be held at 10 a.m. EDT that day to discuss results, future earnings guidance and company outlook.

     The analyst conference call will be broadcast live via the Internet and is available to the general public. Interested shareholders, investors and consumers may listen to the broadcast by visiting the Earthgrains corporate Web site, www.earthgrains.com. The webcast will also be archived and will be accessible through the Web site.

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About Earthgrains
-----------------

     Earthgrains, which had sales of nearly $2.6 billion in fiscal 2001, operates fresh-bakery and refrigerated-dough businesses in the United States and Europe.

     Earthgrains is the second-largest producer of fresh packaged bread and baked goods in the United States, operating 61 bakeries. Major company-owned brands include Earth Grains, IronKids, Grant's Farm, Colonial, Rainbo, San Luis Sourdough, Heiner's, Master, Mother's, Old Home, and Break Cake. Major franchise brands include Sunbeam, Country Hearth, Roman Meal, D'Italiano, Taystee, Holsum, Healthy Choice, Pillsbury, Mickey, and Sun*Maid.

     In Europe, Earthgrains is the market-share leader for fresh packaged sliced bread, buns and packaged sweet goods in Spain and is one of the largest producers of bread and buns in Portugal. Earthgrains has 12 bakeries in Spain (including the Canary Islands) and Portugal. Major brands include Bimbo, Silueta, Semilla de Oro, Martinez, and Ortiz.

     In the refrigerated-dough segment, Earthgrains is the only manufacturer of store-brand canned refrigerated-dough products in the United States and is one of the largest producers of store-brand toaster pastries. The company has two domestic refrigerated-dough plants and also markets products under its Merico brand. In Europe, Earthgrains is the largest refrigerated-dough producer in France and the only producer of canned dough in Europe. The company operates four plants in France and markets canned and rolled refrigerated-dough products under the CroustiPate brand in France and via customer brands throughout Western Europe.

     More information about Earthgrains may be found on the company's corporate Internet web site at www.earthgrains.com.

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CAUTIONARY NOTE:  To provide the clearest possible description of Earthgrains'
business and outlook, this report contains forward-looking statements based on Earthgrains' best current information and reasonable assumptions about anticipated developments. However, because of the risks and uncertainties that always exist in any operating environment or business, Earthgrains cannot make any assurances that these expectations will prove correct. Actual results and developments may differ materially, depending upon prices of raw materials, fuel, commodities and other goods purchased; the ability of the Company to realize projected savings from productivity and product-quality improvements; the ability of the Company to continue to participate in industry consolidation and to successfully integrate acquired businesses; labor costs and labor relations; legal proceedings to which the Company may become a party; competitive pricing; economic conditions in the Company's countries of operations, including currency values and interest rates; and other factors.

     Further information on factors that could affect Earthgrains' financial and other results is included in the Company's filings with the Securities and Exchange Commission.

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